SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 24, 2002

THE BANC CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-25033	63-1201350
(Commission File No.)	(I.R.S. Employer Identification No.)

17 North 20th Street
Birmingham, Alabama 35203
(Address of Principal Executive Offices)

(205) 326-2265
(Registrant’s Telephone Number, Including Area Code)

Item 7.  Financial Statements and Exhibits

(c.) Exhibits

Exhibit
No.	Description

(99)-1	Press Release dated October 24, 2002.

Item 9.  Regulation FD Disclosure

     On October 24, 2002, The Banc Corporation issued a news release which is attached hereto as Exhibit (99)-1.

     This information is furnished pursuant to Item 9 of Form 8-K and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless we specifically incorporate it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this report on Form 8-K and furnishing this information, we make no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

THE BANC CORPORATION

	By	/s/ F. HAMPTON MCFADDEN, JR.

F. Hampton McFadden, Jr. Executive Vice President, General Counsel and Secretary

Dated: October 25, 2002